UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2005

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50676	56-1785001
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 10, 2005, the Board of Directors of Icagen, Inc. (the “Company”) replaced Robert J. Jakobs, C.M.A., Senior Director, Finance and Assistant Secretary of the Company, as principal accounting officer with Richard D. Katz, M.D., Senior Vice President, Finance and Corporate Development and Chief Financial Officer of the Company, effective immediately. Due to a reorganization of responsibilities in the finance department, Dr. Katz will undertake the role of principal accounting officer in addition to his role as principal financial officer.

The information required by Items 401 and 404 of Regulation S-K with respect to Dr. Katz, including biographical information, business experience and related-party transactions, and a description of the material terms of Dr. Katz’s employment agreement with the Company are contained in the Company’s definitive proxy statement filed with the SEC on May 2, 2005 and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAGEN, INC.

Date: November 15, 2005	By:	/S/ P. KAY WAGONER
P. Kay Wagoner President and Chief Executive Officer